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                                                                    Exhibit 5.01

                  Buchanan Ingersoll Professional Corporation
                               One Oxford Centre
                          301 Grant Street, 20th Floor
                           Pittsburgh, PA 15219-1410
                                 August 7, 1998

Adelphia Communications Corporation
Main at Water Street
Coudersport, Pennsylvania 16915

Re:   Registration Statement File No. 333-59999

Ladies and Gentlemen:

     We have acted as counsel to Adelphia Communications Corporation, a Delaware corporation ("Adelphia" or the "Company"), in connection with the preparation of a Registration Statement on Form S-3, File No. 333-59999 (as amended and supplemented, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), including the form of prospectus included therein (as supplemented, the "Prospectus"), filed by the Company with the Securities and Exchange Commission (the "Commission") on July 28, 1998 to register 100,000 shares of 8 1/8% Series C Cumulative Convertible Preferred Stock (including the Class A Common Stock into which it is convertible) and 10,400,000,000 shares of Class A Common Stock of the Company, including the portion of such shares being registered to permit the acquisition thereof by Highland Communications, LLC, one of the Selling Stockholders named therein (the "Adelphia Shares").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as bases for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

    Based on the foregoing, we are of the opinion that the Adelphia Shares have been duly authorized and when sold as contemplated by the Registration Statement will be validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to being named as passing upon the legality of Adelphia's Class A Common Stock being offered in the Prospectus (as supplemented).

                                     Buchanan Ingersoll Professional Corporation
                                     By: /s/ Lewis U. Davis, Jr.